           As filed with the Securities and Exchange Commission on June 22, 2000
                                             Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                              LIBERATE TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   7372                            94-3245315
 (State or other jurisdiction               (Primary Standard Industrial             (IRS Employer
of incorporation or organization)            Classification Code Number)            Identification No.)

                                2 CIRCLE STAR WAY
                              SAN CARLOS, CA 94070
                                 (650) 701-4100
               (Address of principal executive offices) (Zip Code)
                               -------------------

                      MORECOM, INC. 1998 STOCK OPTION PLAN
                      MORECOM, INC. 2000 STOCK OPTION PLAN
                            (Full title of the Plans)
                               -------------------

                              MITCHELL E. KERTZMAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              LIBERATE TECHNOLOGIES
                                2 CIRCLE STAR WAY
                              SAN CARLOS, CA 94070
                     (Name and address of agent for service)
                                 (650) 701-4100
          (Telephone number, including area code, of agent for service)
                               -------------------

                                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
            Title of                                           Proposed Maximum           Proposed Maximum
           Securities                      Amount                  Offering                   Aggregate            Amount of
              to be                         to be                    Price                    Offering           Registration
           Registered                    Registered (1)            per Share                    Price                 Fee
           ----------                    ----------                ---------                    -----                 ---
MoreCom, Inc.
1998 Stock Option Plan
----------------------
     Options                                                          N/A                       N/A                  N/A
     Common Stock (par value $0.01)         719,180                  $24.25(2)             $17,440,115(2)         $4,604.19

MoreCom, Inc.
2000 Stock Option Plan
----------------------
     Options                                                          N/A                       N/A                  N/A
     Common Stock (par value $0.01)         450,000                  $24.25(2)             $10,912,500(2)         $2,880.90

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the MoreCom, Inc. 1998 Stock Option Plan and the MoreCom, Inc. 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Liberate Technologies.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Liberate Technologies on June 16, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     Liberate Technologies ("Liberate" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Company's Registration Statement No. 333-95139 on Form S-1 filed with the SEC on January 21, 2000, together with any and all amendments thereto, in which there is set forth audited financial statements for the Company's fiscal years ended May 31, 1998 and 1999;

     (b) The Company's Quarterly Reports on Form 10-Q filed with the SEC on April 13, 2000, for the fiscal quarter ended February 29, 2000, on January 14, 2000, for the fiscal quarter ended November 30, 1999, and on October 13, 1999 for the fiscal quarter ended August 31, 1999.

     (c) The Company's Current Report on Form 8-K filed with the SEC on March 16, 2000.

     (d) The Company's Registration Statement No. 000-26565 on Form 8-A filed with the SEC on July 1, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VI,
Section 6.1, of the Company's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Fifth Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Fifth Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Company maintains liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number    Exhibit
--------------    -------
      4           Instrument  Defining  Rights  of  Stockholders.  Reference  is  made  to  Company's  Registration
                  Statement No. 000-26565 on Form 8-A,  together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5           Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1          Consent of Arthur Andersen LLP, Independent Auditors.

    23.2          Consent of  Gunderson  Dettmer  Stough  Villeneuve  Franklin &  Hachigian, LLP  is  contained  in
                  Exhibit 5.

    24            Power of Attorney.  Reference is made to page II-3 of this Registration Statement.

Item 9. Undertakings

     A. The undersigned Company hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Company's MoreCom, Inc. 1998 Stock Option Plan and the MoreCom, Inc. 2000 Stock Option Plan.

     B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California on this 21st day of June, 2000.


                                       LIBERATE TECHNOLOGIES


                                       By:  /s/ MITCHELL E. KERTZMAN
                                          --------------------------------------
                                          Mitchell E. Kertzman
                                          President, Chief Executive Officer
                                          and Director


                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Liberate Technologies, a Delaware corporation, do hereby constitute and appoint Mitchell E. Kertzman and Nancy J. Hilker, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                  Title                              Date
---------                                                  -----                              ----
     /s/ MITCHELL E. KERTZMAN             President, Chief Executive Officer and Director     June 21, 2000
-----------------------------------       (Principal Executive Officer)
       Mitchell E. Kertzman

       /s/ NANCY J. HILKER                Vice President and Chief Financial Officer          June 21, 2000
-----------------------------------       (Principal Financial and Accounting Officer)
         Nancy J. Hilker

Signature                                                  Title                              Date
---------                                                  -----                              ----




 /s/ DAVID J. ROUX                                             Director                       June 21, 2000
-----------------------------------
          David J. Roux

                                                               Director
-----------------------------------
       James L. Barksdale

 /s/ CHARLES CORFIELD                                          Director                       June 21, 2000
-----------------------------------
        Charles Corfield

 /s/ MITCHELL KERTZMAN                      Director, President and Chief Executive Officer   June 21, 2000
-----------------------------------
        Mitchell Kertzman

                                                               Director
-----------------------------------
           David Nagel

 /s/ BRADLEY P. DUSTO                                          Director                       June 21, 2000
-----------------------------------
        Bradley P. Dusto

 /s/ BARRY SCHULER                                             Director                       June 21, 2000
-----------------------------------
          Barry Schuler

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------
      4           Instrument Defining Rights of Stockholders. Reference is made to Company's Registration
                  Statement No. 000-26565 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5           Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1          Consent of Arthur Andersen LLP, Independent Auditors.

    23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in
                  Exhibit 5.

    24            Power of Attorney. Reference is made to page II-3 of this Registration Statement.